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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF REGISTRANT
                          --------------------------


Avery-HBS, Inc., a Texas corporation

Hold Billing Services Company, a Texas corporation

Avery Communications, Inc., a Texas corporation

Primal Solutions, Inc., a Delaware corporation

Wireless Billing Systems (doing business as Primal Billing Systems), a
 California corporation

Thurston Communications Corporation, a Delaware corporation

TCOM, Inc., a Delaware corporation